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                                                                    Exhibit 23.0

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






         We have issued our reports dated May 27, 1998 accompanying the financial statements of e-Net, Inc. as of March 31, 1998 and 1997, and for the years then ended, contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and to the use of our name as it appears under the caption "Experts."



GRANT THORNTON LLP

Vienna, Virginia
September 3, 1998